Exhibit 23.2

CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in this Registration Statement on Form S-3 of our report dated January 18, 2003 relating to the financial statements and financial statement schedule, which appear in Mercury Interactive Corporation’s Annual Report on Form 10-K for the year ended December 31, 2002. We also consent to the references to us under the headings “Experts” and “Selected Financial Data” in such Registration Statement.

/s/    PricewaterhouseCoopers LLP

PricewaterhouseCoopers LLP

San Jose, California

October 17, 2003